Exhibit 99.1

IMPORTANT NOTICE REGARDING THE TAILORED BRANDS 401(K) SAVINGS PLAN BLACKOUT PERIOD AND YOUR RIGHTS TO TRADE TAILORED BRANDS, INC. COMMON STOCK DURING THE BLACKOUT PERIOD

July 1, 2020

To: All Tailored Brands Directors and Executive Officers

The purpose of this notice is to inform you that the Tailored Brands 401(k) Savings Plan (the “Plan”) will be entering a blackout period on July 2, 2020 and will end as soon as reasonably practicable after the circumstances giving rise to the suspension have ended (the “Blackout Period”). We will notify you when the Blackout Period ends. As you are aware, the Company’s current trading window under our Insider Trading Policy is closed and will remain closed through at least the duration of the Blackout Period.

Based on market conditions, risks and trends, the Tailored Brands 401(k) Committee (the “Committee”) determined as part of its regular review of investment options available under the Tailored Brands 401(k) Savings Plan (the “Plan”) that investments in the Company’s common stock (“Employer Stock”) be suspended to new investments, including both participant contributions and transfers, effective as of July 2, 2020. As a result of this action by the Committee, Plan participants’ contributions to Employer Stock will be directed instead to participant’s age appropriate Vanguard Institutional Target Retirement Fund provided under the Plan until participants direct such contributions into another investment fund. The Committee has not determined when or if Employer Stock will be able to accept any new contributions or transfers from other investment funds under the Plan and is exploring hiring an independent fiduciary to evaluate future inclusion of the Employer Stock as an investment option under the Plan.

As a director or executive officer of the Company, your ability to engage in transactions involving Company common stock is limited during the Blackout Period, regardless of whether you participate in the Plan or invest in the Employer Stock through the Plan. Under Section 306 of the Sarbanes-Oxley Act of 2002, you will not be permitted, directly or indirectly, to purchase, sell, or otherwise acquire or transfer any equity securities of the Company (or derivative securities of those equity securities, such as stock options) during the Blackout Period. This prohibition also applies to any direct or indirect pecuniary interest you may have in such securities, such as Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations.

The prohibition on sales and other transfers applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company. It is important to note that any such security you sell or otherwise transfer will be treated automatically as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

If you engage in a transaction that violates the restrictions described above, you may be required to disgorge your profits from the transaction. In addition, the U.S. Securities and Exchange Commission (“SEC”) may bring an action against you, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

This notice is being provided as soon as practicable after the decision by the Committee to close the Employer Stock under the Plan to new investments. More advanced notice of the Blackout Period was not possible due to the quickly changing circumstances resulting from COVID-19.

If you have any questions or concerns regarding this notice, the Blackout Period or the restrictions described herein, including information as to whether the Blackout Period has ended, please contact Tailored Brands, Inc., Attention: Sandy Rhodes, Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, 6100 Stevenson Blvd., Fremont, CA 94538, (281) 776-7000 or via CorporateSecretary@tailoredbrands.com.